EXHIBIT 99.1

Joint Filing Agreement

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: August 18, 2023

Vivo Opportunity Fund Holdings, L.P.

By:	Vivo Opportunity, LLC, its General Partner

/s/ Hongbo Lu
Name:	Hongbo Lu
Title:	Managing Member

Vivo Opportunity Co-Invest, L.P.

By:	Vivo Opportunity, LLC, its General Partner

/s/ Hongbo Lu
Name:	Hongbo Lu
Title:	Managing Member

Vivo Opportunity, LLC

/s/ Hongbo Lu
Name:	Hongbo Lu
Title:	Managing Member

Vivo Asia Opportunity Fund Holdings, L.P.

By:	Vivo Asia Opportunity LLC, its General Partner

/s/ Hongbo Lu
Name:	Hongbo Lu
Title:	Managing Member

Vivo Asia Opportunity, LLC

/s/ Hongbo Lu
Name:	Hongbo Lu
Title:	Managing Member

Vivo Panda Fund, L.P.

By: Vivo Panda, LLC, its General Partner

/s/ Mahendra Shah
Name:	Mahendra Shah
Title:	Managing Member

Vivo Panda, LLC

/s/ Mahendra Shah
Name:	Mahendra Shah
Title:	Managing Member